

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
June 30, 1999 and the related Statement of Consolidated Operations, Retained
Earnings and Cash Flows for the six months ended June 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   13,439,135
<OTHER-PROPERTY-AND-INVEST>                  2,762,947
<TOTAL-CURRENT-ASSETS>                       3,290,645
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               4,503,972
<TOTAL-ASSETS>                              23,996,699
<COMMON>                                     4,955,090
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            156,743
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,101,309<F2>
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                      1,836<F3>
<LONG-TERM-DEBT-NET>                         7,374,057<F4>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                  910,642
<PREFERRED-STOCK-CURRENT>                      142,113<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    257,611
<LEASES-CURRENT>                               170,014
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,039,117<F5>
<TOT-CAPITALIZATION-AND-LIAB>               23,996,699
<GROSS-OPERATING-REVENUE>                    3,223,518
<INCOME-TAX-EXPENSE>                           113,437<F6>
<OTHER-OPERATING-EXPENSES>                   2,630,728
<TOTAL-OPERATING-EXPENSES>                   2,740,297
<OPERATING-INCOME-LOSS>                        483,221
<OTHER-INCOME-NET>                             (4,087)<F6><F7><F8>
<INCOME-BEFORE-INTEREST-EXPEN>                 475,266
<TOTAL-INTEREST-EXPENSE>                       286,231
<NET-INCOME>                                   189,035
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  189,035
<COMMON-STOCK-DIVIDENDS>                       173,781
<TOTAL-INTEREST-ON-BONDS>                            0<F9>
<CASH-FLOW-OPERATIONS>                         780,056
<EPS-BASIC>                                       0.87
<EPS-DILUTED>                                     0.87

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> Includes deductions of $429 thousand for preference stock expense of ComEd and $10,095 thousand for treasury stock.
<F3> Preferred and preference stocks of ComEd.
<F4> $3,925,936 thousand of notes, guaranteed senior notes and transitional trust notes are included in LONG-TERM-DEBT-NET.
<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.
<F6> Income tax expense of $3,868 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F7> A $18,340 thousand provision for preferred and preference stock dividends of ComEd and a $14,855 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.
<F8> Includes an extraordinary loss of $27,576 thousand related to the early redemptions and the tender offer of first mortgage bonds and sinking fund debentures in the first quarter of 1999.
<F9> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

